CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Post-Effective Amendment No. 2 to Registration Statement No. 333-117344 on Form S-1 of our report dated March 4, 2005 relating to the consolidated financial statements of Perini Corporation and subsidiaries and of our report dated March 4, 2005 relating to the financial statement schedule appearing elsewhere in this Registration Statement.

We also consent to the reference to us under the headings “Selected Historical Consolidated Financial Data” and “Experts” in such Prospectus.

/s/    Deloitte & Touche LLP

Boston, Massachusetts

March 15, 2005